EXHIBIT 8

            CONSENT OF SUSAN E. SCHECHTER, ESQ., COUNSEL OF DEPOSITOR




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To Whom It May Concern:

         I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-86921) filed by Phoenix Home Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.



                                    Very truly yours,



Dated: March 30, 2001               /s/ Susan E. Schechter
                                    -----------------------------------
                                    Susan E. Schechter, Counsel
                                    Phoenix Home Life Mutual Insurance Company